                                                                    Exhibit 23.3
                           Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-96788), pertaining to the Crown Vantage Inc. StockPlus Employee Stock Ownership Plan, of our report dated July 9, 1996, with respect to the financial statements of the Crown Vantage Inc. StockPlus Employee Stock Ownership Plan included in its Annual Report (Form 11-K) for the period ended December 31, 1995, filed with the Securities and Exchange Commission.

                                            /s/ LeRoy Accountancy Corporation

San Francisco, California
May 1, 1997